FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (this “Amendment”) is made effective as of October 11, 2024 (the “Effective Date”) by and between Arbutus Biopharma, Inc. (the “Company”), and Michael J. Sofia (the “Executive”) (together the “Parties”).

RECITALS

A.    The Company and the Executive have entered into an Executive Employment Agreement effective as of July 10, 2015 (together, as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Employment Agreement”); and

B.    The Parties have agreed to make certain amendments to the Employment Agreement as set forth herein.

THEREFORE, in consideration of the mutual promises herein set forth and for other good and valuable consideration, the Parties agree as follows:

Section 1.     Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement unless the context shall otherwise require.

Section 2.      Amendments.

(a)    Section 2(b) of the Employment Agreement is hereby amended by adding the following sentences to the end of Section 2(b):

“In connection with the Executive’s retirement from the Company effective December 31, 2024, the Executive will be paid an annual discretionary bonus equal to his Target Bonus ($204,800) multiplied by the corporate score as determined by the Board of Directors. The corporate score shall be the same percentage used to determine the annual discretionary bonus for the Company’s other executives. Such bonus will be paid at the same time the annual discretionary bonus is paid to the Company’s other executives, which is expected to be on or about February 15, 2025.”

(b)    Section 3(b)(ii) of the Employment Agreement is hereby amended by adding the following sentences to the end of Section 3(b)(ii):

“Notwithstanding the foregoing, for purposes of the Executive’s activities following his retirement effective December 31, 2024, ‘Business’ or ‘Business of the Company’ shall not include (y) researching, developing, producing and marketing any treatment for coronavirus infection, or (z) researching, developing, producing and marketing any treatment for hepatitis Delta virus infection (‘HDV’) that has direct activity against, and only against, HDV.  For the avoidance of doubt, researching, developing, producing, and marketing treatments for HDV that could be used either during the Restricted Period or at some future date to treat hepatitis B virus infections in humans are considered the ‘Business’ or ‘Business of the Company’ for purposes of the Agreement.”

(c)    Section 3(e) of the Employment Agreement is hereby amended by adding the following subsection (iii) to the end of Section 3(e):
“(iii)    Subject to the Executive’s confidentiality obligations under the Confidential Information Agreement (as that term is defined in the Agreement) and, with respect to trade secrets, additionally under common and statutory law, the Executive shall not be in default of Section 3(d) of the Agreement by virtue of the Executive (a) teaching academic courses, and giving lectures in an academic setting, on the general field of hepatitis B virus and publicly disclosed hepatitis B virus drug discovery and

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development activities; or (b) during the Restricted Period, conducting academic research into the hepatitis B virus, which research and any resulting discoveries shall have no current or future commercial application by any Competing Business. In addition, should the Executive wish to participate as a speaker or panelist for a program relating to the hepatitis B virus during the Restricted Period, the Executive shall seek prior written approval from the Company, which approval shall not be unreasonably withheld, subject to the Executive’s continued compliance with the confidentiality and non-competition obligations set forth in the Agreement.”

Section 3.     Release. For the Executive to receive the benefits set forth in Sections 2(a) through 2(c) of this Amendment, the Executive shall be required to execute a release, substantially in the form of Exhibit A attached to this Amendment, without revoking same, on or after December 31, 2024. The Company acknowledges that Executive shall have 21 days from the date he is notified of the Board’s final determination of the corporate score for 2024 to execute a release.

Section 4.     Integration; Amendment; Governing Law. The Employment Agreement, as amended to date, and the Confidential Information Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof. This Amendment may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. This is a Pennsylvania contract and is to be construed under and be governed in all respects by the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles of that state.

Section 5.     Counterparts. This Agreement may be executed in any number of counterparts, and by each party on separate counterparts, each of which counterparts, when so executed and delivered is to be taken to be an original; but those counterparts together constitute one and the same document. PDF, facsimile, scanned, and electronic signatures have the same legal effect as original ink signatures.

Section 6.     Voluntary Nature of Agreement. The Executive acknowledges and agrees that he is executing this Amendment voluntarily and without any duress or undue influence by the Company or anyone else. The Executive further acknowledges and agrees that he has carefully read this Amendment and that he has asked any questions needed for him to fully understand the terms, consequences, and binding effect of this Amendment. The Executive agrees that he has been provided an opportunity to seek the advice of an attorney of his choice before signing this Amendment.

The Parties are executing this Amendment as of the date set forth in the introductory paragraph, intending to be legally bound hereby.

ARBUTUS BIOPHARMA, INC.                MICHAEL J. SOFIA

By: /s/J. Christopher Naftzger        /s/ Michael J. Sofia
J. Christopher Naftzger
General Counsel & Chief Compliance Officer

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EXHIBIT A
GENERAL RELEASE
This General Release (“Release”) is made and entered into as of [●] (the “Release Date”), by and between Arbutus Biopharma, Inc. ( “Company”), and Michael J. Sofia (“Executive”). Company and/or Executive may hereinafter be referred to individually as a “Party” or collectively as the “Parties.”
In consideration of the mutual covenants hereinafter set forth, the Parties hereby agree as follows:
1.Separation. Executive’s employment with Company ended effective December 31, 2024, due to Executive’s retirement. The Parties agree and confirm the non-compete, non-solicitation and confidentiality obligations set forth in the Employment Agreement (as defined below) shall survive the execution of this Release and shall expire in accordance with the dates set forth in the Employment Agreement. The Parties further agree not to disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided both Executive and Company will respond accurately and fully to any question, inquiry or request for information when required by the legal process. Nothing in this Release prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive may have reason to believe is unlawful.
2.Payment and Benefits. In consideration of the promises made in this Release and as full and complete satisfaction of any and all obligations owing to Executive pursuant to the Employment Agreement between Executive and Company dated effective July 10, 2015 (“Employment Agreement”), as amended, including without limitation, any and all amounts due and owing to Executive upon Executive’s retirement, Company has agreed to pay Executive the benefits described in the Amendment No. 1 to the Employment Agreement, dated as of October __, 2024 to which this Release is attached (the “Amendment”). Executive acknowledges that such benefits are being provided by Company as consideration for Executive entering into this Release, including the release of claims provided in Section 3 hereof, and are above and beyond any compensation, wages or salary or other sums to which Executive was entitled as a result of his employment with Company, or under any contract or law.
3.Release of Claims.
(a)Executive, on Executive’s own behalf and in their capacities as such that of Executive’s spouse, heirs, executors or administrators, assigns, insurers, attorneys and other persons or entities acting or purporting to act on Executive’s behalf (collectively, the “Executive’s Parties”), hereby irrevocably and unconditionally release, acquit and forever discharge Company and Arbutus Biopharma Corporation, their respective affiliates, subsidiaries, directors, officers, employees, shareholders, partners, agents, representatives, predecessors, successors, assigns, insurers, attorneys, benefit plans sponsored by Company and/or Arbutus Biopharma Corporation and said plans’ fiduciaries, agents and trustees (collectively, the “Released Parties”), from any and all actions, cause of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, which the Executive’s Parties have, have had, or may in the future claim to have against the Released Parties by reason of, arising out of, related to, or resulting from Executive’s employment with Company (including under the Employment Agreement) or the termination thereof. This release specifically includes without limitation any claims arising in tort or contract or under statute, any claim based on wrongful discharge, any claim based on breach of contract, notice of termination or payment in lieu, severance pay or severance benefits, any claim arising under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, any claim arising under federal, state or local law concerning employment practices, and any claim relating to compensation or benefits. This specifically includes, without limitation, any claim which Executive has or has had under Title VII of the Civil Rights Act of 1964; 42 U.S.C. §§ 1981-1988; the Americans with Disabilities Act; the Age Discrimination in Employment Act (and the Older Workers Benefit Protection Act); the Fair Labor Standards Act; the Family and Medical Leave Act; the Workers Adjustment and Retraining Notification Act, as amended; the Occupational Safety and Health Act, as amended; the Sarbanes-Oxley Act of 2002; the Dodd-Frank Wall Street Reform and Consumer Protection Act; the

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Pennsylvania Human Relations Act; the Pennsylvania Minimum Wage Act; the Pennsylvania Wage Payment and Collection Law; wrongful discharge, discrimination, retaliation, or other violation of the Pennsylvania Whistleblower Law; or violation of any British Columbia, Canada statute or law including without limitation the Employment Standards Act, RSBC 1996, c.113 (as am.) or the Human Rights Code, RSBC 1996, c210 (as am.) and/or any other claims of whatever nature arising in connection with Executive’s employment with Company or his separation from such employment, and any and all other claims arising under federal, state or local law.
Executive acknowledges he received any and all leaves of absence to which he may have been entitled during employment, and that he suffers from no workplace injuries arising from his employment at Company. It is understood and agreed that the release of claims contained in this Section does not include: (i) a waiver of the right to payment of any vested, nonforfeitable benefits to which Executive or a beneficiary of Executive may be entitled under the terms and provisions of any employee benefit plan of Company or Arbutus Biopharma Corporation which have accrued as of the separation; (ii) a waiver of any rights to indemnification under the Certificate of Incorporation, Bylaws or similar organizational documents of Company, Arbutus Biopharma Corporation or an subsidiary of Company or Arbutus Biopharma Corporation or under applicable law and regulation; (iii) a waiver of the right for claims of unemployment insurance, workers’ compensation benefits, or state disability compensation; (iv) a waiver of the right to challenge the validity of this release pursuant to the Age Discrimination in Employment Act; (v) a waiver of any other rights that cannot by law be released by private agreement; and (vi) rights under outstanding equity award agreements (stock options and restricted stock units) between Executive and Company. Executive acknowledges that he is only entitled to the compensation set forth in the Amendment, and that all other claims for any other benefits or compensation, including but not limited to any additional bonuses, are hereby waived, except those expressly stated in the preceding sentence.
Nothing in this Release shall be deemed to require the release of any claim that may not be released under applicable federal or state law. Notwithstanding the foregoing or any other provisions here, nothing in this Release is intended to, or shall, limit or interfere, in any way, with Executive’s right or ability, under federal, state, or local law, to file or initiate a charge, claim, or complaint of discrimination, or any other unlawful employment practice, that cannot legally be waived, or to communicate with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of unlawful employment practices, including but not limited to the U.S. Equal Employment Opportunity Commission and any state or city fair employment practices agency. Further, nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Executive’s right or ability to participate in or cooperate with any investigation or proceeding conducted by any such agency. Further, nothing in this Agreement shall be construed as, or shall interfere with, abridge, limit, restrain, or restrict Executive’s right to engage in any activity or conduct protected by Section 7 or any other provision of the National Labor Relations Act, or to report possible violations of federal, state, or local law or regulation to any government agency or entity. Executive and Company acknowledge and agree that Executive’s right and ability to engage and participate in the activities described in this Paragraph shall not be limited or abridged, in any way, by any term, condition, or provision of, or obligation imposed by, this Agreement. Notwithstanding the foregoing, Executive understands that the releases in this Release shall be construed and enforced to the maximum extent permitted by law. Executive also understands and acknowledges that, by signing this Release, Executive has completely waived his right to receive any individual relief, including monetary damages, in connection with any such claim, charge, complaint, investigation, or proceeding, and if Executive is awarded individual relief and/or monetary damages in connection therewith, Executive hereby unconditionally assigns to Company, and agrees to undertake any and all measures necessary to effectuate such assignment of, any right or interest he may have to receive such individual relief and/or monetary damages.
(b)Except as provided for in Section 3(a) hereof, Executive hereby acknowledges that he understands that under this Release he is releasing any known or unknown claims he may have arising out of, related to, or resulting from Executive’s employment with Company or the termination thereof (the “Released Claims”). Executive acknowledges different or additional facts may be discovered in addition to what Executive now knows or believes to be true with respect to the matters released in this Release, and Executive agrees that this Release will be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any such different or additional facts. Executive expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the Released Claims.

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4.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA’’), as amended by the Older Workers’ Benefit Protection Act (“OWBPA”), and this waiver and release is knowing and voluntary. Executive acknowledges that Executive has been advised by this writing that:
(a)Executive is receiving consideration, a sufficient portion of which is in addition to anything of value to which he otherwise would have been entitled; and
(b)Executive fully understands the terms of this Release and that he enters into it voluntarily without any coercion on the part of any person or entity; and
(c)Executive was given adequate time to consider all implications and to freely and fully consult with and seek the advice of whomsoever he deemed appropriate and has done so; and
(d)Executive represents that he has carefully read and fully understands all of the provisions and effects of this Release; and
(e)Executive was advised in writing by way of this document to consult an attorney before signing this Release; and
(f)Executive was advised that he had twenty-one (21) calendar days within which to consider this Release before signing it, though he may voluntarily sign before the end of this period; and
(g)Executive has seven (7) calendar days after executing this Release within which to revoke this Release. This Release shall not become effective or enforceable until seven (7) days after Executive executes this Release. If the seventh day is a weekend or national holiday, Executive has until the next business day to revoke. If Executive elects to revoke this Agreement, he agrees to notify Shannon Briscoe, in writing, of his revocation. Any determination of whether Executive’s revocation was timely shall be determined by the date of actual receipt by Shannon Briscoe.
5.Representation of No Filings. To the full extent permitted by law, Executive represents that he has not filed, will not file and will not authorize any third party acting on his behalf to file, any suits, charges, claims or the like regarding his employment by, or separation of employment from Company or Arbutus Biopharma Corporation. Although it is recognized that the right to file a claim under certain federal statutes cannot be waived, Executive agrees to forego any personal recovery. To the extent that Executive or any third party does seek redress for any claim covered and released by this Release, and a settlement or judgment of said claim is reached or entered, Executive shall designate Company as the recipient of any such monies allocated to Executive by the payor or, if that is not possible, Executive shall pay to Company the amount received from the payor within seventy-two (72) hours of Executive’s receipt of said monies.
6.No Admissions. Company denies that it, Arbutus Biopharma Corporation or any of their respective employees or agents has taken any improper action against Executive. Nothing contained herein shall be deemed as an admission by Company or Arbutus Biopharma Corporation of any liability of any kind to Executive, all such liability being expressly denied. Further, this Release shall not be admissible in any proceeding as evidence of improper action by Company, Arbutus Biopharma Corporation or any of their respective employees or agents.
7.Amendment; Waiver. No amendment or variation of the terms of this Release shall be valid unless made in writing and signed by Executive and Company. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Company. Failure of either Party to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.
IN WITNESS WHEREOF, and intending to be legally bound, Executive and the authorized representative of Company have executed this Agreement on the dates indicated below.

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ARBUTUS BIOPHARMA, INC.                MICHAEL J. SOFIA

By:         ____
J. Christopher Naftzger
General Counsel & Chief Compliance Officer

Date:         Date:

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